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                          CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" in each Prospectus for the State Street Equity 500 Index Fund and State Street Institutional Liquid Reserves Fund and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our reports dated February 22, 2007, with respect to the financial statements of the State Street Equity 500 Index Fund, the State Street Equity 500 Index Portfolio, the State Street Institutional Liquid Reserves Fund and the State Street Money Market Portfolio included in their Annual Reports dated December 31, 2006 that are incorporated by reference into this Post-Effective Amendment Number 24 to the Registration Statement (Form N-1A No. 333-30810) of State Street Institutional Investment Trust.


                                        Ernst & Young LLP

Boston, Massachusetts
April 27, 2007